Exhibit (a)(1)(D)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

VOCERA COMMUNICATIONS, INC.

a Delaware corporation

at

$79.25 NET PER SHARE

Pursuant to the Offer to Purchase dated January 25, 2022

by

VOICE MERGER SUB CORP.

a direct or indirect wholly owned subsidiary of

STRYKER CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

AFTER 11:59 P.M., EASTERN TIME, ON FEBRUARY 22, 2022,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

January 25, 2022

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated January 25, 2022 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” which, together with the Offer to Purchase, constitutes the “Offer”) in connection with the offer by Voice Merger Sub Corp., a Delaware corporation (“Purchaser”) and a direct or indirect wholly owned subsidiary of Stryker Corporation, a Michigan corporation (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.0003 per share (the “Shares”), of Vocera Communications, Inc., a Delaware corporation (the “Company”), at a price per Share of $79.25 (the “Offer Price”), net to the holder in cash, without interest and subject to any applicable withholding of taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY RECOMMENDED THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $79.25 per Share, net to you in cash, without interest and subject to any applicable withholding of taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of January 6, 2022 (together with any amendments or supplements thereto, the “Merger Agreement”), among

Parent, Purchaser and the Company, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company, without a meeting of the Company’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and the Company will be the surviving corporation and a direct or indirect wholly owned subsidiary of Parent (such merger, the “Merger”). At the effective time of the Merger (the “Effective Time”), all then issued and outstanding Shares (other than (i) Shares owned by the Company immediately prior to the Effective Time, (ii) Shares that were owned by Parent, Purchaser or any subsidiary of Parent at the commencement of the Offer and are owned by Parent, Purchaser or any subsidiary of Parent immediately prior to the Effective Time, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by stockholders who are entitled demand and properly demand appraisal of such Shares pursuant to, and who comply in all respects with, Section 262 of the DGCL, and have not failed to perfect the right to appraisal under Section 262 with respect to such Shares or withdrawn in accordance with Section 262 their demand for appraisal under Section 262 with respect to such Shares) will be converted into the right to receive consideration equal to the Offer Price, net to the holder in cash, without interest and subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

4. The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern time, on February 22, 2022, unless the expiration of the Offer is extended in accordance with the terms of the Merger Agreement, as described in the Offer to Purchase.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6. The Board of Directors of the Company has unanimously recommended that you tender all of your Shares pursuant to the Offer.

7. Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A., the depository for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

VOCERA COMMUNICATIONS, INC.

a Delaware corporation

at

$79.25 NET PER SHARE

Pursuant to the Offer to Purchase dated January 25, 2022

by

VOICE MERGER SUB CORP.

a direct or indirect wholly owned subsidiary of

STRYKER CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 25, 2022 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” which, together with the Offer to Purchase, constitutes the “Offer”), in connection with the offer by Voice Merger Sub Corp., a Delaware corporation (“Purchaser”) and a direct or indirect wholly owned subsidiary of Stryker Corporation, a Michigan corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.0003 per share (the “Shares”), of Vocera Communications, Inc., a Delaware corporation, at a price per Share of $79.25, net to the holder in cash, without interest and subject to any applicable withholding of taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY: SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Time (as defined in the Offer to Purchase).

Dated:
Signature(s)

Please Print Name(s)

Address:

(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.